Effective Global Policy Insider Trading Policy 1 Global Policy : Insider Trading Policy Insider Trading Policy Purpose & Scope The purpose of this Policy is to:  Provide general guidelines to all members of the Board of Directors (“Board Members”), officers, employees and designated consultants of Emergent BioSolutions Inc., subsidiaries and affiliates (collectively, “Emergent”) with respect to trading in Emergent securities, as well as the securities of publicly traded companies with whom Emergent has a business relationship. This Policy’s scope applies to:  Board Members, officers, employees and designated consultants of Emergent, including employees and designated consultants of subsidiaries located outside of the United States (any of the foregoing sometimes referred to as “you” or “your”).  Members of your immediate family (including domestic partners and adopted or step-children) and others who reside with you (but excluding unrelated tenants and household employees), as well as any family members who do not live in your household but whose transactions in Emergent securities are directed by you or are subject to your influence or control (such as family members who consult with you before they trade in Emergent securities) (collectively, “Family Members”).  All corporations, limited liability companies, partnerships, trusts, investment funds and other entities controlled by you or any Family Member (the “Controlled Entities”) and transactions by these Controlled Entities should be treated for the purposes of this Policy and applicable securities laws as if they were for your own account. You should consult with Emergent’s Legal Department via email at Legal@ebsi.com if you are affiliated with an entity that you believe might be considered to be a Controlled Entity that may trade in Emergent’s securities.  All of the individuals and entities that are covered by this Policy are sometimes referred to herein collectively as “Covered Persons”. Policy Owner: Jessica Perl Policy Sponsor: Jessica Perl Policy Contact: StockTransaction@ebsi.com Last updated: 29 Oct 2025

Effective Global Policy Insider Trading Policy 2 Introduction This Policy has been designed to prevent violations of insider trading laws. This Policy prohibits both illegal activities and trading activities that may not necessarily be illegal. Your strict adherence to this Policy will help safeguard the reputation of Emergent and its directors, officers and employees. Each Board Member, officer, employee and designated consultant of Emergent is responsible for the consequences of his or her actions. You are responsible for understanding and complying with this Policy. You are responsible for making sure that any transaction in securities covered by this Policy by any Family Member or Controlled Entity complies with this Policy. Any person who has a question about this Policy or its application to any proposed transaction may obtain additional guidance from Stock Plan Administration, who can be reached by e-mail at StockTransaction@ebsi.com. Policy Guiding Principles Principle 1: Know the law, how it is enforced and the penalities associated with illegal insider trading Securities Laws Federal securities laws, and certain applicable state securities laws, prohibit the purchase or sale of a company’s securities by anyone who is aware of material non-public information about that company. These laws also prohibit anyone who is aware of material non-public information from disclosing this information to others who may trade on the basis of such information. Companies and their controlling persons may also be subject to liability if they fail to take reasonable steps to prevent improper insider trading by company personnel. “Securities” include common stock, debt securities, preferred stock and derivative securities such as options to purchase common stock (including put and call options), warrants, swaps, futures and forward contracts. Transactions in securities include purchases, sales, pledges, hedges and loans of securities, as well as other direct or indirect transfers of securities. Certain of these transactions are addressed in more detail herein and may not be permitted under this Policy even if you are not aware of material non-public information about the issuer of the securities in question.

Effective Global Policy Insider Trading Policy 3 Enforcement and Penalties Violations of applicable insider trading laws can result in severe civil and criminal penalties under U.S. federal and state law. For example, under U.S. federal securities laws, insider trading violations may subject individuals to imprisonment for up to 20 years, criminal fines of up to $5 million and civil fines of up to three times the profit gained or loss avoided. In addition, Emergent could be subject to civil and criminal fines as a result of the insider trading violations of others. Failure to comply with this Policy may also subject you to disciplinary actions imposed by Emergent, up to and including disgorgement of proceeds and termination for cause, whether or not your failure to comply with this Policy results in a violation of law. It is important that you understand the breadth of activities that constitute illegal insider trading and the consequences, which can be severe. Cases have been successfully prosecuted involving trading through foreign accounts, trading by family members and friends, and trading involving only a small number of shares. Both the U.S. Securities and Exchange Commission (the “SEC”) and the Financial Industry Regulatory Authority, Inc. (“FINRA”) investigate and are very effective at detecting insider trading. Both the SEC and the U.S. Department of Justice pursue insider trading violations vigorously. Principle 2: Be aware of and alert to what is considered material non-public information Material Information Information about a company or its securities is “material” if a reasonable investor would likely consider it important in making a decision to buy, hold or sell securities. Any information that could reasonably be expected to affect the market price of a security is material. The information may be positive or negative. Financial information of a company is frequently material, even if it covers only part of a fiscal period or less than all of the company’s operations, because either of these might convey enough information about the company’s consolidated results to be considered material information. Common examples of information that may be material include:  Information about quarterly or annual revenues, liquidity, or information about material impacts to quarterly or annual revenues of specific products;  Projections of future earnings or losses, or other financial guidance or changes thereto, including an anticipated decision to suspend financial guidance;  A significant pending procurement contract for a product or a significant pending development contract for a product candidate that the company reasonably anticipates will generate substantial future revenues;  An imminent significant licensing transaction, collaboration, merger, acquisition or disposition of assets (e.g. where the term sheet related to a proposed transaction has been signed);  A significant company restructuring, board or management change;  Significant regulatory developments involving the U.S. Food and Drug Administration or foreign regulatory agencies, and other regulatory developments regarding a product, anticipated regulatory approvals material to the company or information regarding a potential product recall;

Effective Global Policy Insider Trading Policy 4  Advanced knowledge of changes to key officials at government agencies with which the company does business;  Significant planned bank borrowings or other financing transactions out of the ordinary course;  A change in the company’s dividend policy, the declaration of a stock split, or a planned offering of securities;  The establishment of a stock repurchase program;  Pending or threatened significant litigation, or the resolution of such litigation;  A notice of issuance of material patents related to the company’s products or pipeline;  A significant cybersecurity incident;  A change in auditors or notification that the auditors’ reports may no longer be relied upon;  Significant changes in the company’s overall strategy or marketing plan for its products;  Significant changes in the company’s manufacturing capabilities; and  The gain or loss of a significant contract, customer, or supplier. The above list does not include all of the information that could be deemed to be material. It is not possible to define all categories of material information, and you should recognize that the public, the media, regulatory agencies and the courts will use hindsight in judging what is material. Moreover, whether information is material must be considered in the context of all facts and circumstances at a given time. Therefore, it is important to err on the safe side and assume information is material if there is any doubt. Non-Public Information Information is “non-public” if it has not been widely disseminated to the public. Information may still be non-public even though it is widely known within Emergent. Release of information to the media does not immediately mean the information has become publicly available. Information is considered to be widely disseminated to the public only when it has been released broadly to the marketplace (such as by a press release carried over a major news service or an SEC filing) and the investing public has had time to absorb and evaluate it. The fact that non-public information is reflected in rumors in the marketplace does not mean that the information has been widely disseminated. It is important to note that even after information becomes public, many aspects relating to a matter may remain non-public. Ordinarily, information about Emergent should not be considered public until at least one full trading day has passed following its formal release to the market.

Effective Global Policy Insider Trading Policy 5 Applying the above guidance in a practical example: If Emergent discloses material non-public information before trading begins on a Tuesday and you have prior knowledge of such material non-public information, the first time you can buy or sell Emergent securities is the opening of the market on Wednesday (assuming you are not aware of other material non-public information at that time). If, however, Emergent discloses the material non-public information after trading begins that Tuesday, the first time you can buy or sell Emergent securities is the opening of the market on Thursday. Keep in mind that, even if material non-public information has been widely disseminated to the public and there has been sufficient time for the investing public to absorb and evaluate such information, your ability to trade in Emergent securities may be restricted by a blackout period, as discussed below. Principle 3: Covered Persons are prohibited from trading in Emergent securities while aware of material non-public information about Emergent Subject to certain limited exceptions, as described below, Covered Persons are prohibited from transacting in Emergent securities, or having others engage in such transactions on your behalf, while aware of material non-public information about Emergent or recommending to another person that they do so. It makes no difference whether or not you relied upon or used material non-public information in deciding to trade – if you are aware of material non-public information about Emergent, the prohibition applies, even if the proposed trade would not take place during a blackout period or if you previously received pre-clearance for the trade. You should avoid even the appearance of an improper transaction to preserve Emergent’s reputation for adhering to the highest ethical standards of conduct. The following are examples of common transactions and information about whether the trading prohibition would apply. Stock Option Exercises The trading prohibition does not apply to the exercise of stock options issued under Emergent benefit plans if the exercise price is paid in cash or through Emergent withholding a portion of the shares underlying the options. Similarly, Emergent may withhold underlying shares to satisfy tax withholding requirements upon the exercise of stock options. This prohibition does apply, however, to sales of the underlying stock and broker-assisted cashless exercises of options, as well as to any other market sales of Emergent securities for the purpose of generating the cash needed to cover the costs of exercise or tax withholding obligations. Vesting of Restricted Stock Units or Settlement of Performance Stock Units The trading prohibition does not apply to the automatic deduction of shares by Emergent from your restricted stock unit or performance stock unit account to satisfy the minimum statutory tax withholding liability upon the vesting of restricted stock units or settlement of performance stock units. The prohibition does apply, however, to any open market sale of vested shares, including to satisfy tax liabilities.

Effective Global Policy Insider Trading Policy 6 Rule 10b5-1 Plans and Non-Rule 10b5-1 Trading Arrangements The trading prohibition does not apply to trades made pursuant to a valid Rule 10b5-1 Plan or Non-Rule 10b5-1 Trading Arrangement approved by Emergent as described below. Employee Stock Purchase Plan The trading prohibition does not apply to automatic purchases of Emergent securities in the employee stock purchase plan resulting from your periodic contribution of money to the plan during open enrollment or purchases under the plan that were made pursuant to instructions that you provided when you were not aware of material non- public information. This prohibition does apply, however, to (i) any election to participate in the plan for an enrollment period, (ii) increases or decreases in your amount of periodic contribution to the plan, and (iii) your sales of common stock purchased pursuant to the plan. 401(k) and Other Individual Account Plans The trading prohibition applies to the acquisition or disposition of Emergent securities in individual retirement account plans in the same manner as it applies to any other purchase or sale of Emergent’s securities. Emergent’s 401(k) plan does not permit the holding of Emergent’s securities in an individual’s 401(k) or other Emergent- sponsored retirement account. Transactions Not Involving a Purchase or Sale Bona fide gifts of Emergent securities are not transactions subject to this Policy. You should be aware, however, that gifts are not allowed to circumvent the insider trading laws, so it is important to consider whether you possess material non-public information before making or receiving a bona fide gift, particularly if it is likely that the recipient of the gift is likely to sell the securities in the near term. In addition, if the person making the gift is subject to the pre-clearance procedures specified below, then such procedures must be followed in connection with the gift. Depending on the circumstances, recipients of gifts may be subject to restrictions on subsequent sales of securities. Principle 4: Covered Persons cannot trade in securities of other companies while aware of material non-public information about those companies Emergent may engage in business relationships or transactions with companies whose securities are publicly traded. These transactions may include, among other things, mergers, acquisitions, divestitures, manufacturing, supply and distribution arrangements or the renewal or termination of significant contracts or other arrangements. In addition, Emergent has relationships with various customers, distributors, manufacturers, suppliers and other firms, and there may be other companies with which trading in Emergent’s securities is highly correlated. Information learned in connection with these transactions or relationships may constitute material non-public information about the other company. Covered Persons are prohibited from trading in the securities of these companies while aware of material non-public information about the companies and from providing such information to any other person or recommending that they trade in such companies’ securities.

Effective Global Policy Insider Trading Policy 7 Principle 5: ‘Tipping’ of material non-public information is illegal; refrain from recommending transactions in securities Covered Persons may not pass material non-public information about Emergent or any other company on to any other person if such person may engage in a purchase or sale on the basis of that information, regardless of whether you profit or intend to profit by the tipping, disclosure, or use. This practice, known as “tipping”, also violates the securities laws and can result in the same civil and criminal penalties that apply to insider trading, even if you did not trade or gain any benefit from another person's trading. Your duty to maintain as confidential all material non- public information about Emergent or its business partners is addressed in further detail below. Covered Persons also may not recommend or suggest to others that they trade such company’s securities or provide advice of any kind about such company or its securities. Principle 6: Material non-public information must be kept confidential Material non-public information about Emergent, its business partners or companies with which trading in Emergent securities is highly correlated, should be maintained in strict confidence and should be discussed, even within Emergent, only with persons who have a need to know in order to perform their legitimate business duties. Covered Persons should exercise the utmost care and circumspection in dealing with information that may be material non- public information. In addition, Covered Persons must maintain in strict confidence all proprietary information of Emergent, even if it does not constitute material non-public information. Conversations in public places, such as hallways, elevators, restaurants and airplanes, involving information of a sensitive or confidential nature should be avoided. Written information should be appropriately safeguarded and should not be left where it may be seen by persons not entitled to the information. The unauthorized disclosure of information could result in serious consequences to Emergent, whether or not the disclosure is made for the purpose of facilitating improper trading in securities. Principle 7: Be aware of all the restrictions placed on Covered Persons when trading in Emergent securities Frequent trading of Emergent securities is strongly discouraged Frequent trading of Emergent securities can create an appearance of wrongdoing even if the decision to trade was based solely on public information. Covered Persons are strongly discouraged from trading in Emergent securities for short-term trading profits. Daily or frequent trading, which can be time-consuming and distracting, is strongly discouraged. Emergent reserves the right to require you to provide brokerage account statements to assure compliance with this and other provisions of this Policy.

Effective Global Policy Insider Trading Policy 8 No short sales of Emergent securities Covered Persons may not engage in short sales of Emergent securities (sales of securities that are not then owned), including “sales against the box” (short sales not exceeding the number of shares already owned, but prior to the closing out of an existing “long” position). Generally, short sales are transactions whereby a person will benefit from a decline in the price of the securities, and Emergent believes it is inappropriate for Covered Persons to engage in these transactions with respect to Emergent securities. No trading in derivatives of Emergent Covered Persons may not trade in derivatives of an Emergent security, such as exchange-traded put or call options and forward transactions. No hedging transactions Certain forms of hedging or monetization transactions may offset a decrease in the value of Emergent securities you hold, enabling you to continue to own Emergent securities without the full risks and rewards of ownership. Emergent believes that such transactions separate the holder's interests from those of other stockholders. Therefore, Covered Persons and any person acting on a Covered Person’s behalf are prohibited from purchasing any financial instruments (such as prepaid variable forward contracts, collars, equity swaps and put options) or otherwise engaging in any transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of Emergent securities. No margin accounts or pledges without prior approval Securities held in a margin account or pledged as collateral for a loan may be sold without your consent by the broker if you fail to meet a margin call or by the lender in foreclosure if you default on the loan. Because a margin or foreclosure sale may occur at a time when a Covered Person is aware of material non-public information or otherwise are not permitted to trade in Emergent securities, Covered Persons are prohibited from holding Emergent securities in a margin account or pledging Emergent securities as collateral for a loan, unless approved in advance by the General Counsel in writing. Requests for approval must be submitted at least two weeks in advance of the intended pledge date. Pledges during blackout periods are prohibited under this Policy. Limited use of standing orders A standing order placed with a broker to sell or purchase stock at a specified price should be used for a maximum of five business days. If you are a Restricted Person (as defined below) subject to the trading pre-clearance requirement and determine that you must use a standing order or limit order on Emergent securities, the order should be limited to no longer than the approved trading authorization period (i.e., a pre-clearance will last until the earlier of the five-day trading authorization or the beginning of a Quarterly Blackout Period or Special Blackout Period, as each are described below.

Effective Global Policy Insider Trading Policy 9 A standing order placed with a broker to sell or purchase stock at a specified price leaves you with no control over the timing of the transaction. A standing order transaction executed by the broker when you are aware of material non-public information may result in unlawful insider trading. Accordingly, a Covered Person may not place a standing order transaction with a broker with respect to an Emergent security while in possession of material non- public information concerning Emergent. However, a standing order incorporated into a Rule 10b5-1 Plan or Non- Rule 10b5-1 Trading Arrangement approved by Emergent is permitted. No trading on rumors Rumors within Emergent concerning matters which, if true, would be material non-public information are deemed to constitute material non-public information for purposes of this Policy. Accordingly, Covered Persons should not trade on the basis of these rumors. Post-termination transactions may be prohibited The portions of this Policy prohibiting trading while in possession of material non-public information and the use or disclosure of that information continue to apply to transactions in Emergent securities and those of its business partners and other companies, even after a Covered Person’s termination of employment or association with Emergent. If you are aware of material non-public information about Emergent or any such other company when your employment or other business relationship with Emergent ends, you may not trade in Emergent securities or those of such other companies or disclose the material non-public information to anyone else until that information is broadly disseminated to the public or ceases to be material. Principle 8: Restricted Persons are subject to Quarterly Blackout Periods; Designated Persons are Restricted Persons who are also subject to Quarterly Blackout Periods as well as Pre-Clearance requirements; Special Blackout Periods can apply to any Covered Person “Restricted Persons” are those who, in the view of Emergent, are at an enhanced risk of possessing material non- public information and who therefore must exercise greater diligence to comply with insider trading prohibitions. This group includes all Board Members, officers and certain finance, legal, investor relations, corporate communications and management employees, as well as any other employees in a role that makes it likely they will have regular access to material non-public financial information. The list of Restricted Persons is updated on a quarterly basis by Stock Plan Administration in consultation with the General Counsel’s office, Finance and Human Resources. You will be notified by Stock Plan Administration if you are considered a Restricted Person under this Policy and subject to Quarterly Blackout Periods and, in certain cases, pre-clearance requirements, as explained below.

Effective Global Policy Insider Trading Policy 10 “Designated Persons” are certain Restricted Persons who are designated by the General Counsel, or his or her designee, in consultation with the Chief Financial Officer, as applicable, from time to time, and who must obtain pre- clearance by Stock Plan Administration before engaging in any transaction involving Emergent securities, including, but not limited to, purchases, sales, and gifts. Board Members, Senior Vice President-level employees and above and certain other designated employees of Emergent are “Designated Persons,” as well as their Family Members and Controlled Entities, and may not engage in any transaction in Emergent securities without first obtaining pre-clearance of the transaction from Stock Plan Administration. The pre-clearance process is described below. You will be notified by Stock Plan Administration if you are considered a Designated Person under this Policy. All Designated Persons shall also be deemed to be and subject to the additional restrictions placed on Restricted Persons. Quarterly Blackout Periods With respect to each quarterly earnings announcement, a “Quarterly Blackout Period” is in effect starting on the 15th day of the third month of the applicable Emergent fiscal quarter and ending when one full trading day has passed following the public announcement of Emergent’s quarterly financial results. Emergent has selected this period because it is the time when there is likely to be material non-public information about Emergent that may be available to Restricted Persons. If you are a Restricted Person, you may not trade during a Quarterly Blackout Period, regardless of whether you are then actually aware of material non-public information about Emergent, except pursuant to a valid pre-existing Rule 10b5-1 Plan or Non-Rule 10b5-1 Trading Arrangement approved by Emergent. See additional details in Part C below. Although you are always responsible for monitoring for yourself whether you possess material non-public information, from time to time Emergent may decide to impose a special trading blackout on those who are aware of particular information that Emergent determines may be considered material non-public information (a “Special Blackout Period”). This kind of trading blackout may be imposed in connection with a significant event or development. If you are subject to a Special Blackout Period, you may not trade in any Emergent securities, except pursuant to a Rule 10b5-1 Plan or Non-Rule 10b5-1 Trading Arrangement previously approved by Emergent, until notified that the blackout has ended. Notwithstanding the above, a Quarterly Blackout Period does not prohibit trading in Emergent securities pursuant to a valid pre-existing Rule 10b5-1 Plan or Non-Rule 10b5-1 Trading Arrangement approved by Emergent as described below. Special Blackout Periods The General Counsel, in consultation with the Chief Financial Officer, as applicable, will determine whether an event-specific blackout period (a “Special Blackout Period”) should be imposed and to whom it shall apply. The existence of a Special Blackout Period will not be generally announced. If you are covered by the Special Blackout Period, you will be notified by Stock Plan Administration. Any person made aware of a Special Blackout Period should not disclose the existence of the blackout to anyone else.

Effective Global Policy Insider Trading Policy 11 No person subject to a Special Blackout Period may trade in Emergent securities during the pendency of the blackout, regardless of whether they are then actually aware of material non-public information about Emergent. Persons covered by a Special Blackout Period must wait until at least one full trading day has passed after the public announcement of the event which triggered the Special Blackout Period. You will be notified by Stock Plan Administration once the Special Blackout Period has been lifted. Trading pre-clearance requirement for Designated Persons A Designated Person’s request for pre-clearance should be submitted to Stock Plan Administration at StockTransaction@ebsi.com at least two business days in advance of the proposed transaction. Stock Plan Administration is under no obligation to approve a transaction submitted for pre-clearance, and may determine not to permit the transaction. If a Designated Person seeks pre-clearance and permission to engage in the transaction is denied, then he or she should refrain from initiating any transaction in Emergent securities, and should not inform any other person of the restriction. To request pre-clearance, the requestor should complete the “Trading Pre-Clearance Form,” a form of which is attached hereto and which can be found on Emergent’s Intranet site, and submit the form to StockTransaction@ebsi.com. If a request for pre-clearance is approved, you will have five business days to effect the transaction (or, if earlier, until commencement of a Quarterly Blackout Period or Special Blackout Period). If the transaction is not completed within such time, pre-clearance must again be requested. Under no circumstances may a person trade while aware of material non-public information about Emergent, even if the transaction was pre- cleared. Thus, if you become aware of material non-public information after receiving pre-clearance, but before the trade has been executed, you must not effect the pre-cleared transaction. Emergent’s approval of any particular transaction under this pre-clearance procedure does not insulate any person from liability under the securities laws. Under the law, the ultimate responsibility for determining whether an individual is aware of material non- public information about Emergent rests with that person in all cases. For a summary of key dates and timing considerations described above, refer to the Key Dates and Timing Considerations Chart. Principle 9: Only pre-approved Rule 10b5-1 Plans and Non-Rule 10b5-1 Trading Arrangements allow for transactions to occur during Blackout Periods Transactions effected pursuant to a pre-approved Rule 10b5-1 Plan or Non-Rule 10b5-1 Trading Arrangement will not be subject to Emergent’s blackout periods or pre-clearance procedures as described above. These pre-planned trading programs are available only to Board Members, officers and such other Emergent employees as may be designated from time to time by the Chief Financial Officer or the General Counsel, as applicable.

Effective Global Policy Insider Trading Policy 12 It is recommended that you allow at least five business days for approval of a Rule 10b5-1 Plan from the General Counsel’s office. One of the factors that may be considered in determining whether to approve a Rule 10b5-1 Plan or Non-Rule 10b5-1 Trading Arrangement is compliance with Emergent’s applicable minimum stock ownership guidelines applicable to Board Members and executive officers, if applicable to you. For more information about how to establish a Rule 10b5-1 Plan or Non-Rule 10b5-1 Trading Arrangement, please contact Stock Plan Administration by e-mail at StockTransaction@ebsi.com. Rule 10b5-1 Plans Rule 10b5-1(c) of the Securities Exchange Act of 1934 permits corporate insiders to establish written trading plans (commonly referred to as “Rule 10b5-1 Plans”) that can be useful in enabling insiders to trade in their company’s securities with significantly reduced risk of insider trading liability. A valid Rule 10b5-1 Plan operates as an affirmative defense against a claim of insider trading for trades subsequently executed as specified by the plan, even if the insider is in possession of material non-public information at the time the trade is executed. A valid Rule 10b5-1 Plan must:  consist of a plan, arrangement or instruction that satisfies the requirements of Rule 10b5-1;  be documented in writing;  be established in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1;  if the insider is an officer or Board Member, include a certification that at the time of the adoption of the Rule 10b5-1 Plan, such person (1) is not aware of any material non-public information about Emergent or its securities and (2) is adopting the Rule 10b5-1 Plan in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1;  prohibit the first trade under the Rule 10b5-1 Plan from occurring for (“cooling off” periods): o If the insider is an officer subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Section 16 Officer”) or Board Member, the longer of (1) 90 days following the adoption of the Rule 10b5- 1 Plan and (2) two business days following the disclosure in certain periodic reports of Emergent’s financial results for the fiscal quarter in which the plan was adopted (but not to exceed 120 days following adoption of the Rule 10b5-1 Plan); and o If the insider is not a Section 16 Officer or Board Member, at least 30 days after the adoption of the Rule 10b5-1 Plan;  be established at a time that does not fall within a blackout period and when the insider does not possess any material non-public information; and  be pre-approved in writing by the General Counsel’s office. In addition, an officer or Board Member adopting a new Rule 10b5-1 Plan may not have any other outstanding Rule 10b5-1 Plans, and may not enter into any additional Rule 10b5-1 Plans, unless otherwise approved by the General Counsel’s office, and only in transactions where such person acquires (or sells) securities through participation in employee stock ownership plans or dividend reinvestment plans, which are not executed by the person on the open market.

Effective Global Policy Insider Trading Policy 13 Note that any modification to the amount, pricing, or timing of purchases or sales of securities under a Rule 10b5-1 Plan will constitute the termination of the Rule 10b5-1 Plan and adoption of a new plan, which means that any such modification will trigger the need for the new trading plan to satisfy all of the requirements of Rule 10b5-1, including a new “cooling off” period, before trading can begin again. Non-Rule 10b5-1 Trading Arrangements The SEC has established criteria for trading arrangements that do not satisfy all of the criteria of Rule 10b5-1 but are still intended to operate as a defense to a claim of insider trading (“Non-Rule 10b5-1 Trading Arrangements”). These criteria are set forth in Item 408 of the SEC’s Regulation S-K. Non-Rule 10b5-1 Trading Arrangements are subject to similar procedural requirements as Rule 10b5-1 Plans but do not involve “cooling off” periods and are not subject to restrictions on overlapping plans. Disclosure Related to 10b5-1 Trading Arrangements  The Company shall require disclosure in SEC Forms 4 or 5 whether a transaction was made pursuant to a 10b5-1 Trading Arrangement.  The adoption, amendment, or termination of a 10b5-1 Trading Arrangement shall be publicly disclosed in the Company’s quarterly filings. Principle 10: Participation in communications via social media, text chats, group messenger apps, electronic bulletin boards, chat rooms, blogs or websites must be consistent with this Policy Any written or verbal statement that would be prohibited under the law or under this Policy is equally prohibited if made on social media, in a text chat, group messenger app, electronic bulletin board, chat room, blog, or website, including the disclosure of material non-public information about Emergent or any other companies that you come into possession of as an employee, officer, Board Member or consultant of Emergent. Principle 11: Public disclosures should be made only by specified persons No individuals other than specifically authorized personnel should release material information to the public or respond to inquiries from the media, analysts, investors, or others outside of Emergent. You should refer any such inquires to both the global communications leader via email at mediarelations@ebsi.com or the Chief Financial Officer or head of investor relations via email at investorrelations@ebsi.com, as applicable. Roles and Responsibilities The General Counsel is responsible for appointing individuals to administer this Policy and its related pre-clearance procedures and a committee of representatives from each of Legal, Finance, Compliance and Human Resources (the “Resolution Team”) who shall be responsible for determining the consequences of any violations of this Policy.

Effective Global Policy Insider Trading Policy 14 All determinations and interpretations made by the Resolution Team shall be subject to the final review of the General Counsel, in his or her sole discretion. Exceptions In certain limited circumstances, a transaction otherwise prohibited by this Policy may be permitted if, prior to the transaction, the General Counsel determines that the transaction is not inconsistent with the purposes of this Policy. The existence of a personal financial emergency does not excuse any Covered Person from compliance with this Policy and will not be the basis for an exception to the Policy for a transaction that is inconsistent with the purposes of the Policy. An exception for a transaction otherwise prohibited by this Policy that is approved by the General Counsel shall only be approved in writing. References and Supporting Documents  Emergent Code of Conduct & Business Ethics Policy  External Communications Policy Exhibits Exhibit A: Trading Pre-Clearance Form Exhibit B: Key Dates and Timing Considerations Chart

Effective Global Policy Insider Trading Policy 15 Exhibit A: Trading Pre-Clearance Form EMERGENT BIOSOLUTIONS INC. TRADING PRE-CLEARANCE FORM DESCRIPTION OF PROPOSED TRANSACTION Name: Today's Date: Title: Department: Proposed Number of Shares: Type of Transaction: (Option Exercise, Purchase, Sale or Gift (describe)) CERTIFICATION: By my signature below, I certify to Emergent BioSolutions Inc. (the “Company”) that (1) I have read and am familiar with the Company’s Insider Trading Policy; (2) I am aware that it is unlawful to trade in the securities of the Company, or to enter into or modify a Rule 10b5-1 trading plan (“Trading Plan”), while in possession of material non-public information concerning the Company; (3) I am aware that civil and criminal penalties as well as damages could be imposed if I trade or enter into or modify a Trading Plan while in possession of material non- public information concerning the Company; (4) I am not in possession of or aware of any material information regarding the Company that has not been publicly disclosed by the Company in a widely disseminated press release or in a public filing with the SEC; and (5) In connection with evaluating my certification that I am not in possession of or aware of any material information regarding the Company that has not been publicly disclosed by the Company, I have considered whether I am aware of any Material Incident, as defined below, that has not been publicly disclosed, and certify that I am not in possession or aware of such information. “Material Incident is defined as a: (i) significant development in the Company’s relationships with key regulators, including, without limitation, any inspection with findings requiring changes, improvements, or reforms, inspection observations reported on a FDA Form 483, or material violations issued by the FDA or any other governmental or regulatory body; (ii) whistleblower or ethics complaint and the results of any investigations into such complaints that concern the facility, its operations, or a material contract the facility is responsible for; (iii) material and notable production issues, including, but not limited to: significant production delays, contamination issues, quality control, regulatory compliance, destruction of large quantities of products,

Effective Global Policy Insider Trading Policy 16 major personnel issues; or (iv) Contract disputes and significant developments in the Company’s relationships with key contractual partners, or production of their own vaccines or medications. Signature: Dated: FOR INTERNAL USE Approved? □ Yes □ No Date of Expiration of Clearance

Effective Global Policy Insider Trading Policy 17 Exhibit B: Key Dates and Timing Considerations Chart The chart below summarizes key dates and timing considerations from the Insider Trading Policy. Event Date of Occurrence Date for submission of pre-clearance request (Designated Persons only) Two business days in advance of a proposed transaction. Length of pre-clearance (Designated Persons only) Five business days to effect a transaction (or, if earlier, until commencement of a Quarterly Blackout Period or Special Blackout Period). Commencement of Quarterly Blackout Period (Restricted Persons only) 15th day of the third month of the applicable Emergent fiscal quarter. End of Quarterly Blackout Period (Restricted Persons only) One full trading day following the public announcement of Emergent’s quarterly financial results. Commencement of Special Blackout Period (notified persons only) As notified by Stock Plan Administration. End of Special Blackout Period (notified persons only) One full trading day after the public announcement of the event that triggered the Special Blackout Period, as notified by Stock Plan Administration. Date material non-public information is deemed to be public One full trading day following wide dissemination to the market. Use of a limit order Maximum of five business days (or, if earlier, until commencement of a Quarterly Blackout Period or Special Blackout Period).